Exhibit 10.9

MANAGEMENT AGREEMENT

among

RCS CAPITAL CORPORATION,

REALTY CAPITAL SECURITIES, LLC,

RCS ADVISORY SERVICES, LLC,

AMERICAN NATIONAL STOCK TRANSFER, LLC

and

RCS CAPITAL MANAGEMENT, LLC

Dated as of [              ], 2013

MANAGEMENT AGREEMENT, dated as of [               ], 2013, among RCS Capital Corporation, a Delaware corporation (“PubCo”), Realty Capital Securities, LLC, a Delaware limited liability company, RCS Advisory Services, LLC, a Delaware limited liability company, American National Stock Transfer, LLC, a Delaware limited liability company, and RCS Capital Management, LLC, a Delaware limited liability company (the “Manager”).

WITNESSETH:

WHEREAS, PubCo is a newly formed corporation, with principal lines of business, operated through the Subsidiaries, that include a wholesale broker-dealer, an investment banking and capital markets business and transaction management services provider, and a transfer agent;

WHEREAS, PubCo and the Subsidiaries (collectively, the “Service Recipients”) desire to retain the Manager to implement the Service Recipients’ business strategy and to provide executive and management services, all as described in further detail herein; and

WHEREAS, the Manager wishes to be retained to provide such services, on the terms and subject to the conditions set forth herein;

WITNESSETH:

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

(a)          The following terms shall have the meanings set forth in this Section 1(a):

“Advance” has the meaning set forth in Section 16(n).

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (ii) any executive officer or general partner of such specified Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such specified Person, and (iv) any legal entity for which such specified Person acts as an executive officer or general partner. For purposes of this definition, the terms “controlling”, “controlled by”, or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” means this Management Agreement, as amended or supplemented from time to time.

“Automatic Renewal Term” has the meaning set forth in Section 10(a).

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“Bankruptcy” means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other U.S. federal or state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Person of any assignment for the benefit of its creditors, (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other U.S. federal or state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period, or (iv) the entry against such Person of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.

“Board” means the board of directors of PubCo.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Claim” has the meaning set forth in Section 8(c).

“Closing Date” means the date of closing of the Initial Public Offering.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A common stock, par value $0.001, of PubCo.

“Company Indemnified Party” has meaning set forth in Section 8(b).

“Conduct Policies” has the meaning set forth in Section 2(l).

“Confidential Information” has the meaning set forth in Section 5(a).

“Core Earnings” means the after-tax net income (loss), calculated in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the Management Fee, (iii) the Incentive Compensation, (iv) acquisition fees, (v) financing fees, (vi) depreciation and amortization, (vii) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (viii) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between the Manager and the Independent Directors and approved by a majority of the Independent Directors.

“Correct Payor” has the meaning set forth in Section 16(n).

“Effective Termination Date” means the last day of the Initial Term or an Automatic Renewal Term, as the case may be, on which this Agreement is terminated.

“Equity Incentive Plans” means the equity incentive plans adopted by PubCo to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including the Manager and its Affiliates and personnel of the Manager and its Affiliates, and any other Affiliates of PubCo.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Governing Body” means, with respect to PubCo, the Board, and with respect to each Subsidiary, the managing member of such Subsidiary.

“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the partnership agreement in the case of a general or limited partnership, the certificate of formation and operating agreement or limited liability company agreement in the case of a limited liability company, the declaration of trust or other comparable trust instrument in the case of a trust, or similar governing documents, in each case as the same may be amended from time to time.

“Incentive Compensation” means the incentive management fee calculated and payable with respect to each calendar quarter (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to the difference between: (i) the product of (A) 20% and (B) the difference between (1) Core Earnings of PubCo for the previous 12-month period, and (2) the product of (x) the weighted average of the issue price per share of the Common Stock of all of PubCo’s public offerings of Common Stock multiplied by the weighted average number of shares of Common Stock outstanding (including, for the avoidance of doubt, any restricted shares of Common Stock and any shares of Common Stock underlying other awards granted under one or more of PubCo’s Equity Incentive Plans) in the previous 12-month period, and (y) 8%; and (ii) the sum of any Incentive Compensation paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no Incentive Compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

For purposes of calculating the Incentive Compensation prior to the completion of a 12-month period during the term of this Agreement, Core Earnings shall be calculated on the basis of the number of days that this Agreement has been in effect on an annualized basis.

If the Effective Termination Date does not correspond to the end of a calendar quarter, the Manager’s Incentive Compensation shall be calculated for the period beginning on the day after the end of the calendar quarter immediately preceding the Effective Termination Date and ending on the Effective Termination Date, which Incentive Compensation shall be calculated using Core Earnings for the 12-month period ending on the Effective Termination Date.

“Indemnified Party” has the meaning set forth in Section 8(b).

“Independent Director” means a member of the Board who is “independent” in accordance with PubCo’s Governing Instruments and the rules of NYSE or such other securities exchange on which the shares of Common Stock are listed.

“Initial Payor” has the meaning set forth in Section 16(n).

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“Initial Public Offering” means PubCo’s sale of Common Stock to the public pursuant to the Registration Statement.

“Initial Term” has the meaning set forth in Section 10(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Last Appraiser” has the meaning set forth in Section 6(g).

“Losses” has the meaning set forth in Section 8(a).

“Management Fee” means the management fee that is calculated and payable with respect to each calendar quarter (or part thereof that this Agreement is in effect) in arrears (i) in an amount equal to 10% of the aggregate net income, calculated in accordance with GAAP, of the Subsidiaries for the calendar quarter (or applicable part thereof) (if such amount is a positive number), and (ii) subject to the aggregate net income, calculated in accordance with GAAP, of the Subsidiaries being positive for the current and 3 preceding calendar quarters.

For purposes of calculating the Management Fee prior to the completion of quarterly period during the term of this Agreement, the net income of the Subsidiaries shall be calculated on the basis of the number of days that this Agreement has been in effect during such quarter.

“Manager” has the meaning set forth in the Preamble and shall include any successor in interest thereto.

“Manager Change of Control” means a change in the direct or indirect (i) beneficial ownership of more than fifty percent (50%) of the combined voting power of the Manager’s then outstanding equity interests, or (ii) power to direct or control the management policies of the Manager, whether through the ownership of beneficial equity interests, common directors or officers, by contract or otherwise. Manager Change of Control shall not include (i) public offerings of the equity interests of the Manager, or (ii) any assignment of this Agreement by the Manager as permitted hereby and in accordance with the terms hereof.

“Manager Indemnified Party” has the meaning set forth in Section 8(a).

“Manager Permitted Disclosure Parties” has the meaning set forth in Section 5(a).

“Notice of Proposal to Negotiate” has the meaning set forth in Section 10(c).

“NYSE” means the New York Stock Exchange.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

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“Registration Statement” means PubCo’s Registration Statement on Form S-1 (Registration No. 333-186819), as amended from time to time, pursuant to which PubCo is conducting the Initial Public Offering.

“Regulation FD” means Regulation FD as promulgated by the SEC.

“Reorganization” has the meaning set forth in Section 11(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Recipients” has the meaning set forth in the Recitals.

“Subsidiary” means: (i) Realty Capital Securities, LLC; (ii) RCS Advisory Services, LLC; and (iii) American National Stock Transfer, LLC, and their respective successors thereto.

“Termination Notice” has the meaning set forth in Section 10(b).

“Termination Without Cause” has the meaning set forth in Section 10(b).

(b)          As used herein, accounting terms relating to the Service Recipients not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP. As used herein, “calendar quarters” shall mean the periods from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.

(c)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2. Appointment and Duties of the Manager.

(a)          The Service Recipients hereby appoint the Manager to implement their business strategy and provide executive and management services, subject at all times to the terms and conditions set forth in this Agreement and to the supervision of, and such further limitations or parameters as may be imposed from time to time by, the relevant Governing Body. The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that funds are made available by the Service Recipients for such purposes as set forth in Section 7. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, subject to the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties.

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(b)          The Manager, in its capacity as such, at all times will be subject to the supervision and direction of the Governing Bodies, will act in a manner that is in compliance with the Governing Instruments of the Service Recipients, and will have only such functions and authority as the Governing Bodies may delegate to it, including, without limitation, managing each Service Recipient’s business affairs in conformity with policies that are approved and adopted by the relevant Governing Body.

(c)          In connection with its performance of its duties hereunder with respect to the Service Recipients’ operations, the Manager will perform (or cause to be performed) such related services and activities as may be appropriate, which may include, without limitation:

(i)          administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the management of each Service Recipient as may be agreed upon by the Manager and the relevant Governing Body, including, without limitation, the collection of revenues and the payment of debts and obligations of the Service Recipients and maintenance of appropriate computer services to perform such administrative functions;

(ii)          engaging and supervising, on the Service Recipients’ behalf and at the Service Recipients’ expense, independent contractors that provide legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to the Service Recipients’ operations or investments (or proposed operations or investments);

(iii)        providing executive and administrative personnel, office space and office services required in rendering services to the Service Recipients;

(iv)        communicating on the Service Recipients’ behalf with the holders of any of their equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(v)         monitoring each Service Recipient’s operating performance and providing periodic reports with respect thereto to the relevant Governing Body, including comparative information with respect to such operating performance and budgeted or projected operating results;

(vi)        investing and reinvesting any moneys and securities of the Service Recipients (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to their stockholders and partners) and advising the Service Recipients as to their capital structure and capital raising;

(vii)       causing the Service Recipients to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the applicable law, and to conduct quarterly compliance reviews with respect thereto;

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(viii)      assisting the Service Recipients in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(ix)         assisting the Service Recipients in complying with all regulatory requirements applicable to the Service Recipients in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by NYSE;

(x)          assisting the Service Recipients in taking all necessary action to enable them to make required tax filings and reports, including soliciting stockholders for required information to the extent required by applicable law;

(xi)         handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which each Service Recipient may be involved or to which each Service Recipient may be subject arising out of their day-to-day operations (other than with the Manager or its Affiliates), subject to such limitations or parameters as may be imposed from time to time by the relevant Governing Body;

(xii)        using commercially reasonable efforts to cause expenses incurred by or on behalf of each Service Recipient to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the relevant Governing Body from time to time;

(xiii)       arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote Service Recipients’ business;

(xiv)      performing such other services as may be required from time to time for management and other activities relating to each Service Recipient’s properties and business, as the relevant Governing Body shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xv)       using commercially reasonable efforts to cause the Service Recipients to comply with all applicable laws.

(d)          The Manager may retain, for and on behalf, and at the sole cost and expense, of the Service Recipients, such services of the Persons referred to in Section 7(b) as the Manager deems necessary or advisable in connection with the management and operations of the Service Recipients. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Service Recipients’ sole cost and expense.

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(e)          The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) would adversely and materially affect the Service Recipients’ status as entities excluded from investment company status under the Investment Company Act, or (ii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Service Recipients or of any exchange on which the securities of any Service Recipient may be listed or that would otherwise not be permitted by the applicable Governing Instruments. If the Manager is ordered to take any action by a Governing Body, the Manager shall promptly notify such Governing Body if it is the Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or Governing Instruments. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to Service Recipients, the Governing Bodies, or Service Recipients’ equityholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 8 of this Agreement.

(f)          The Service Recipients (including the Governing Bodies) agree to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, Exchange Act, NYSE’s Rules, the Code or other applicable law, rule or regulation on behalf of the Service Recipients in a timely manner. The Service Recipients further agree to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Service Recipients.

(g)          The Manager shall prepare, or, at the sole cost and expense of the Service Recipients, cause to be prepared, all reports, financial or otherwise, with respect to the Service Recipients reasonably required by the relevant Governing Body in order for the Service Recipients to comply with their Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Service Recipients, cause to be prepared, all materials and data necessary to complete such reports and other materials, including, without limitation, an annual audit of their books of account by a nationally recognized independent accounting firm.

(h)          The Manager shall prepare, or, at the sole cost and expense to the Service Recipients, cause to be prepared, regular reports for the Governing Bodies to enable each Governing Body to review its Service Recipients’ performance and compliance with the policies approved by the Governing Body.

(i)          Officers, employees and agents of the Manager and its Affiliates may serve as directors, officers, agents, nominees or signatories for the Service Recipients, to the extent permitted by their respective Governing Instruments, by any resolutions duly adopted by the relevant Governing Body. When executing documents or otherwise acting in such capacities for the Service Recipients, such Persons shall indicate in what capacity they are executing on behalf of the applicable Service Recipient. Without limiting the foregoing, while this Agreement is in effect, the Manager will provide PubCo with a management team, including a Chief Executive Officer and President or similar positions, along with appropriate support personnel, to provide the management services to be provided by the Manager to PubCo hereunder, who shall devote such of their time to the management of PubCo as necessary and appropriate, commensurate with the level of activity of PubCo from time to time.

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(j)          The Manager, at its sole cost and expense, shall maintain reasonable and customary “errors and omissions” insurance coverage and other customary insurance coverage in respect to its obligations and activities under, or pursuant to, this Agreement, naming the Service Recipients as additional insured.

(k)          The Manager, at its sole cost and expense, shall provide such internal audit, compliance and control services as may be required for the Service Recipients to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of NYSE and as otherwise reasonably requested by the Service Recipients or the Board from time to time.

(l)          The Manager acknowledges receipt of PubCo’s Affiliated Transactions Best Practices Policy (the “Conduct Policies”) and agrees to require the persons who provide services to the Service Recipients to comply with such Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold such persons to at least the standards of conduct set forth in the Conduct Policies.

(m)          The Manager, at its sole cost and expense, shall maintain any required registration of the Manager or any Affiliate with the SEC under the Investment Advisers Act of 1940, as amended, or with any state securities authority in any state in which the Manager or its Affiliate is required to be registered as an investment advisor under applicable state securities laws.

Section 3. Additional Activities of the Manager; Restrictions.

(a)          Except as provided in Section 3(b), nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates or any of their respective officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the commercial objectives or policies of any such other Person are similar to those of the Service Recipients or (ii) in any way bind or restrict the Manager or any of its Affiliates or any of their respective officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, officers, directors or employees may be acting.

(b)          While information and recommendations supplied to the Service Recipients shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the commercial objectives and policies of the Service Recipients, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Service Recipients shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Service Recipients recognize that are not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others. The Service Recipients shall have the benefit of the Manager’s best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the Manager shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement.

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Section 4. Bank Accounts. At the direction of each Governing Body, the Manager may establish and maintain one or more bank accounts in the name of the relevant Service Recipient, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such policies, terms and conditions as the relevant Service Recipient may establish and its Governing Body may approve. The Manager shall from time to time render appropriate accountings of such collections and payments to each Governing Body and, upon request, shall provide information regarding such accountings to the auditors of the Service Recipients.

Section 5. Records; Confidentiality.

(a)          The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Service Recipients at any time during normal business hours. The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, employees, agents, representatives or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources and others in the ordinary course of the Service Recipients’ business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”), (iii) in connection with any governmental or regulatory filings of the Service Recipients, or filings with NYSE or other applicable securities exchanges or markets, or disclosure or presentations to Company investors (subject to compliance with Regulation FD), (iv) to governmental officials having jurisdiction over the Service Recipients, (v) as requested by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, or (vi) with the consent of the applicable Service Recipient with respect to whom the Confidential Informaiton relates to. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and to obtain agreement from such Persons to treat such Confidential Information in accordance with the terms hereof.

(b)          Nothing herein shall prevent any Manager Permitted Disclosure Party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however, that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Manager will provide the applicable Service Recipient with prompt written notice of such order, request or demand so that such Service Recipient may seek, at its sole expense, an appropriate protective order and/or waive the Manager Permitted Disclosure Party compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager Permitted Disclosure Party is required to disclose Confidential Information, the Manager Permitted Disclosure Party may disclose only that portion of such information that is legally required without liability hereunder; provided, however, that the Manager Permitted Disclosure Party agrees to exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

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(c)          Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager, (B) is released in writing by a Service Recipient to the public (except to the extent exempt under Regulation FD) or to persons who are not under similar obligation of confidentiality to such Service Recipient, or (C) is obtained by the Manager from a third-party which, to the best of the Manager’s knowledge, does not constitute a breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed. The provisions of this Agreement shall survive the expiration or earlier termination of this Agreement for a period of one year.

Section 6. Compensation.

(a)          For services rendered under this Agreement, the Subsidiaries shall pay the Management Fee and the Incentive Compensation to the Manager. The Manager will not receive any compensation for the period prior to the Closing Date other than expenses incurred and reimbursed pursuant to Section 7.

(b)          The Management Fee and the Incentive Compensation shall be payable in arrears, in quarterly installments commencing with the quarter in which this Agreement is executed. The Manager shall compute each quarterly installment of the Management Fee and the Incentive Compensation promptly following PubCo’s filing of a Quarterly Report on Form 10-Q with the SEC with respect to the calendar quarter for which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter promptly be delivered to the Governing Bodies and, upon such delivery, payment of such installment of the Management Fee and the Incentive Compensation shown therein shall be due and payable by the Service Recipients, in cash, no later than the date which is ten Business Days after the date of delivery to the Governing Bodies of such computations.

Section 7. Expenses of the Service Recipients.

(a)          The Manager shall be responsible for the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Service Recipients pursuant to this Agreement (including, without limitation, each of the officers of the Service Recipients and any directors of the Service Recipients who are also directors, officers, employees or agents of the Manager or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel.

(b)          The Service Recipients shall pay all of their costs and expenses and shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of the Service Recipients, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 7(a) of this Agreement. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Service Recipients shall be paid by the Service Recipients and shall not be paid by the Manager or Affiliates of the Manager:

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(i)          expenses in connection with the issuance of securities of the Service Recipients and transaction costs incident to the acquisition, disposition and financing of the investments of the Service Recipients;

(ii)         costs of legal, tax, accounting, consulting, auditing and other similar services rendered for the Service Recipients by providers retained by the Manager or, if provided by the Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(iii)        the compensation and expenses of the Service Recipients’ directors and the cost of liability insurance to indemnify the Service Recipients’ directors and officers;

(iv)        costs associated with the establishment and maintenance of any the Service Recipient’s credit facilities, other financing arrangements, or other indebtedness of a Service Recipient (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of Service Recipient’s securities offerings;

(v)         expenses connected with communications to holders of securities of the Service Recipients and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by PubCo to any transfer agent and registrar in connection with the listing and/or trading of PubCo’s securities on any exchange, the fees payable by PubCo to any such exchange in connection with its listing, costs of preparing, printing and mailing PubCo’s annual report to PubCo’s stockholders and proxy materials with respect to any meeting of PubCo’s stockholders;

(vi)        costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for the Service Recipients;

(vii)       expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Service Recipients’ behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any Service Recipient's securitizations or any Service Recipient’s securities offerings;

(viii)      costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

(ix)         compensation and expenses of the Service Recipients’ custodian and transfer agent, if any;

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(x)          the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(xi)         all taxes and license fees;

(xii)        all insurance costs incurred in connection with the operation of the the Service Recipients’ business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;

(xiii)       costs and expenses incurred in contracting with third parties;

(xiv)      all other costs and expenses relating to the Service Recipients’ business and operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

(xv)       expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Service Recipients or the investments of the Service Recipients separate from the office or offices of the Manager;

(xvi)      expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by a Governing Body to or on account of holders of PubCo’s securities or those of a Subsidiary, as applicable;

(xvii)     any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against PubCo or any Subsidiary, or against any trustee, director, partner, member or officer of PubCo or of any Subsidiary in his capacity as such for which PubCo or any Subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

(xviii)    all other expenses actually incurred by the Manager (except as otherwise specified herein) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

(c)          Costs and expenses incurred by the Manager on behalf of the Service Recipients shall be reimbursed monthly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Service Recipients and those incurred by the Manager on behalf of the Service Recipients during each month, and shall deliver such written statement to the Service Recipients within 30 days after the end of each month. The Service Recipients shall pay all amounts payable to the Manager pursuant to this Section 7(c) within five Business Days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of PubCo. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

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Section 8. Limits of the Manager’s Responsibility.

(a)          The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Governing Bodies in following or declining to follow any advice or recommendations of the Manager. The Manager and its Affiliates, and the directors, officers, employees, partners, members, stockholders, other equity holders, agents and representatives of the Manager and its Affiliates (each, a “Manager Indemnified Party”), will not be liable to PubCo, any Subsidiary, the Governing Bodies, PubCo’s stockholders or any Subsidiary’s stockholders, partners or members for any acts or omissions by any Manager Indemnified Party performed in accordance with and pursuant to this Agreement, except by reason of any act or omission constituting bad faith, willful misconduct or gross negligence in the performance of duties under this Agreement on the part of such Manager Indemnified Party. The Service Recipients shall, to the full extent lawful, reimburse, indemnify and hold harmless each Manager Indemnified Party, of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Losses”) in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and not constituting bad faith, willful misconduct or gross negligence in the performance of duties on the part of such Manager Indemnified Party under this Agreement. In addition, the Service Recipients shall advance funds to a Manager Indemnified Party for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is being sought, provided, however, that such Manager Indemnified Party undertakes to repay the advanced funds to the Service Recipients, together with the applicable legal rate of interest thereon, in cases in which such Manager Indemnified Party is found pursuant to a final and non-appealable order or judgment to not be entitled to indemnification under this Agreement.

(b)          The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Service Recipients, and their respective directors, officers and stockholders and each Person, if any, controlling PubCo or any Subsidiary (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “ Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct or gross negligence of duties of the Manager under this Agreement or (ii) any claims by the Manager’s employees relating to the terms and conditions of their employment by the Manager.

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(c)          In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights other than pursuant to this Section. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section 8(c), also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party’s consent, provided (i) such settlement is without any Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 8(c) to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 8(c).

(d)          The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.

Section 9. No Joint Venture. The Service Recipients and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Section 10. Term; Renewal; Termination Without Cause.

(a)          This Agreement shall become effective on the Closing Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the tenth anniversary of the Closing Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically for successive five-year periods (each, an “Automatic Renewal Term”) unless the Service Recipients or the Manager elect not to renew this Agreement in accordance with Section 10(b) or Section 10(d), respectively.

(b)          Notwithstanding any other provision of this Agreement to the contrary, upon written notice provided to the Manager no later than 180 days prior to the expiration of the Initial Term or any Automatic Renewal Term (the “Termination Notice”), the Service Recipients may, without cause, in connection with the expiration of the Initial Term or the then current Automatic Renewal Term, decline to renew this Agreement (any such nonrenewal, a “Termination Without Cause”) upon the affirmative vote of at least two-thirds of the Independent Directors that includes a finding by such two-thirds of the Independent Directors that either (1) there has been unsatisfactory performance by the Manager that is materially detrimental to the Service Recipients taken as a whole or (2) the Management Fee or the Incentive Compensation payable to the Manager are not fair, subject to Section 10(c) below. The Service Recipients may terminate this Agreement for cause pursuant to Section 12 even after providing a Termination Notice.

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(c)          Notwithstanding the provisions of Section 10(b), if the reason for nonrenewal specified in the Termination Notice is that two-thirds of the Independent Directors have determined that the Management Fee or the Incentive Compensation payable to the Manager are unfair, the Service Recipients shall not have the foregoing nonrenewal right in the event the Manager agrees that it will continue to perform its duties hereunder during the Automatic Renewal Term that would commence upon the expiration of the Initial Term or then current Automatic Renewal Term at a fee that at least two-thirds of the Independent Directors determine to be fair; provided, however, that Manager shall have the right to renegotiate the Management Fee and/or the Incentive Compensation (as applicable), by delivering to the Service Recipients, not less than 120 days prior to the pending Effective Termination Date, written notice (a “Notice of Proposal to Negotiate”) of its intention to renegotiate the Management Fee (and/or Incentive Compensation). Thereupon, the Service Recipients and the Manager shall endeavor to negotiate the Management Fee (and/or Incentive Compensation) in good faith. Provided that the Service Recipients and the Manager agree to a revised Management Fee, Incentive Compensation or other compensation structure within 60 days following the Service Recipients’ receipt of the Notice of Proposal to Negotiate, the Termination Notice from the Service Recipients shall be deemed of no force and effect, and this Agreement shall continue in full force and effect on the terms stated herein, except that the Management Fee, Incentive Compensation or other compensation structure shall be the revised Management Fee, Incentive Compensation or other compensation structure as then agreed upon by the Service Recipients and the Manager. The Service Recipients and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee, Incentive Compensation or other compensation structure promptly upon reaching an agreement regarding same. In the event that the Service Recipients and the Manager are unable to agree to a revised Management Fee, Incentive Compensation or other compensation structure during such 60-day period, this Agreement shall terminate on the Effective Termination Date.

(d)          No later than 180 days prior to the expiration of the Initial Term or the then current Automatic Renewal Term, the Manager may deliver written notice to the Service Recipients informing them of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice.

(e)          Except as set forth in this Section 10, a nonrenewal of this Agreement pursuant to this Section 10 shall be without any further liability or obligation of either party to the other, except as provided in Section 5, Section 7, Section 8 and Section 14.

(f)          The Manager shall cooperate with the Service Recipients in executing an orderly transition of the management of the Service Recipients’ consolidated assets to a new manager.

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Section 11. Assignment.

(a)          Assignment by the Manager. This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Service Recipients with the consent of a majority of the Independent Directors. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Service Recipients for all acts or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Service Recipients a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may, without the approval of the Independent Directors, (i) assign this Agreement to an Affiliate of the Manager and (ii) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance, in each case so long as assignment or delegation does not require the Service Recipients’ approval under the Investment Company Act (but if such approval is required, the Service Recipients shall not unreasonably withhold, condition or delay their consent). Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

(b)          Assignment by the Service Recipients. This Agreement shall not be assigned by the Service Recipients without the prior written consent of the Manager, except in the case of (i) assignment by a Service Recipient to another organization which is a successor (by merger, consolidation, purchase of assets, or other transaction) to such Service Recipient in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as such Service Recipient is bound under this Agreement; or (ii) pursuant to the Reorganization, in which in the successor entity shall be bound under this Agreement and by the terms of such assignment in the same manner as the Subsidiaries are bound under this Agreement. As used herein, the term “Reorganization” shall mean a transaction or series of related transactions pursuant to which an entity (the ownership interests of which are held by the same Persons and in the same relative proportions as the ownership interests of the Subsidiaries immediately prior to the transaction(s)) is interposed as the direct owner of all ownership interests of the Subsidiaries.

Section 12. Termination for Cause.

(a)          The Service Recipients may terminate this Agreement effective upon 30 days’ prior written notice of termination from the Service Recipients to the Manager if (i) the Manager, its agents or its assignees breaches any material provision of this Agreement and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Manager takes steps to cure such breach within 30 days of the written notice), (ii) there is a commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition, (iii) any Manager Change of Control which a majority of the Independent Directors determines is materially detrimental to PubCo and the Subsidiaries taken as a whole, (iv) the dissolution of the Manager, or (v) the Manager commits fraud against any Service Recipient, misappropriates or embezzles funds of any Service Recipient, or acts, or fails to act, in a manner constituting bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (v) are caused by an employee and/or officer of the Manager or one of its Affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of the Manager’s actual knowledge of its commission or omission, the Service Recipients shall not have the right to terminate this Agreement pursuant to this Section 12(a)(v).

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(b)          The Manager may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Service Recipients in the event that any Service Recipient shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period.

(c)          The Manager may terminate this Agreement if any Service Recipient becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event.

Section 13. Action Upon Termination. From and after the effective date of termination of this Agreement pursuant to Sections 10, 11, or 12, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination. Upon any such termination, the Manager shall forthwith:

(a)          after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to each Service Recipient all money collected and held for the account of such Service Recipient pursuant to this Agreement;

(b)          deliver to the Governing Bodies a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Governing Bodies with respect to the Service Recipients; and

(c)          deliver to the Governing Bodies all property and documents of the Service Recipients then in the custody of the Manager.

Section 14. Release of Money or Other Property Upon Written Request.

The Manager agrees that any money or other property of a Service Recipient held by the Manager shall be held by the Manager as custodian for such Service Recipient, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by such Service Recipient. Upon the receipt by the Manager of a written request signed by a duly authorized officer of a Service Recipient requesting the Manager to release to such Service Recipient any money or other property then held by the Manager for the account of such Service Recipient under this Agreement, the Manager shall release such money or other property to such Service Recipient within a reasonable period of time, but in no event later than 60 days following such request. Upon delivery of such money or other property to such Service Recipient, the Manager shall not be liable to such Service Recipient, such Service Recipient’s Governing Body, or such Service Recipient’s stock- or equity-holders or partners for any acts or omissions by such Service Recipient in connection with the money or other property released to such Service Recipient in accordance with this Section 14. A Service Recipient shall indemnify the Manager, its directors, officers, stockholders, employees and agents against any and all Losses which arise in connection with the Manager’s proper release of such money or other property to such Service Recipient in accordance with the terms of this Section 14. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement.

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Section 15. Representations and Warranties.

(a)          Each Service Recipient hereby represents and warrants to the Manager as follows:

(i)          The Service Recipient is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Service Recipient.

(ii)         The Service Recipient has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Service Recipient in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Service Recipient, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Service Recipient enforceable against the Service Recipient in accordance with its terms.

(iii)        The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Service Recipient, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Service Recipient, or the Governing Instruments of, or any securities issued by, the Service Recipient or of any contract or other agreement, instrument or undertaking to which the Service Recipient is a party or by which the Service Recipient or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Service Recipient, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such contract or other agreement, instrument or undertaking.

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(b)          The Manager hereby represents and warrants to the Service Recipients as follows:

(i)          The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and authority and the legal right to own and operate its assets, to lease the property it operates as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii)         The Manager has the limited liability company power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii)        The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by, the Manager or of any contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such contract or other agreement, instrument or undertaking.

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Section 16. Miscellaneous.

(a)          Notices. All notices, requests, communications and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 16):

A Service Recipient:	405 Park Avenue, 15th Floor
New York, NY 10022
Facsimile No.: (212) 421-5799
	Attention:	Legal Counsel

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
	Attention:	Peter M. Fass, Esq.
James P. Gerkis, Esq.

The Manager:	405 Park Avenue, 15th Floor
New York, NY 10022
Facsimile No.: (212) 421-5799
	Attention:	Legal Counsel

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
	Attention:	Peter M. Fass, Esq.
James P. Gerkis, Esq.

(b)          Binding Nature of Agreement; Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns as provided herein. Except as provided in this Agreement with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(c)          Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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(d)          Additional Subsidiaries. The parties agree that (i) any subsidiary of the Company, (ii) any partnership the general partner of which is the Company or any subsidiary of the Company, or (iii) any limited liability company the managing member of which is the Company or any subsidiary of the Company, in each case formed after the date of this Agreement, may become party to this Agreement, upon written agreement of the parties hereto, as a “Subsidiary” hereunder. The parties agree that they will renegotiate the amount of compensation paid to the Manager under this Agreement in good faith (and amend the Agreement accordingly, in the manner contemplated by Section 16(e) below) upon the joinder of any such additional entity to this Agreement as a “Subsidiary” hereunder.

(e)          Amendments. This Agreement, nor any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(f)          GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(g)          WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)          Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement.

(i)          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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(j)          Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto. If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

(k)          Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(l)          Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of separate counterparts, and all of which taken together shall be deemed to constitute one and the same instrument.

(m)          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(n)          Cost Sharing. As among the Subsidiaries, 30 days after the end of each quarter, the Subsidiaries shall allocate the amount of all compensation paid to the Manager under this Agreement, including the Management Fee, the Incentive Compensation and reimbursements of the Manager’s costs and expenses pursuant to Section 7, based on the percentage of time that the Manager spent during the applicable period in rendering services hereunder to each such Subsidiary, as determined by the Independent Directors, or based on any other reasonable method as determined in the sole discretion of the Independent Directors. If a Subsidiary (the “Initial Payor”) is determined to have made a payment to the Manager that was properly payable by another Subsidiary (the “Correct Payor”) (the amount of such payment, an “Advance”), interest shall accrue on the Advance at an annual rate equal to the applicable federal rate for short-term borrowings in effect on the date the Initial Payor paid the Advance, from the date the Initial Payor paid the Advance through (and including) the date the Correct Payor repaid such Advance to the Initial Payor. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Management Agreement as of the date first written above.

RCS Capital Corporation

By:
Name:
Title:

REALTY CAPITAL SECURiTIES, LLC

By:
Name:
Title:

RCS ADVISORY SERVICES, LLC

By:
Name:
Title:

AMERICAN NATIONAL STOCK TRANSFER, LLC

By:
Name:
Title:

RCS Capital Management, LLC

By:
Name:
Title:

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